SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        ---------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 23, 2002
                                  -------------

                               HOST FUNDING, INC.
               (Exact Name of Registrant as Specified in Charter)



          Maryland                   001-14280                   52-1907962
        ------------               -------------               --------------
(State or Other Jurisdiction     (Commission File            (IRS Employer
 of Incorporation)                 Number)                   Identification No.)



1640 School Street, Suite 100, Moraga, California           94556
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(Address of Principal Executive Offices)                   (Zip Code)



        Registrant's telephone number, including area code (925) 631-7929
                                                           --------------


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          (Former Name or Former Address, if Changed Since Last Report)






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ITEM 4.        Changes in Registrant's Certifying Accountant

On or about May 23, 2002, the Registrant notified Merdinger, Fruchter, Rosen and Corso, P.C., the independent accountant previously engaged as the principal accountant to audit the Registrant's financial statements, that it terminated their engagement in such capacity. The engagement was terminated with the approval of the Registrant's board of directors upon the recommendation of the audit committee of the board. The engagement was terminated because the Registrant does not have sufficient funds to pay the anticipated cost of an audit.

Merdinger, Fruchter, Rosen and Corso, P.C.'s report on the financial statements of the Registrant for the year ended December 31, 2000 was qualified based on uncertainty as to whether the Registrant would continue as a going concern. There have been no disagreements between the Registrant and Merdinger, Fruchter, Rosen and Corso, P.C. on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor have there been any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K.

ITEM 7.        Financial Statements and Exhibits

(c)      Exhibits

         (16)     Letter regarding changes in certifying accountant *

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         *To be filed by amendment



                                   SIGNATURES

Dated: June 6, 2002                HOST FUNDING, INC.


                                   /s/ C. E. Patterson
                                   ----------------------------------
                                   By: C. E. Patterson
                                   Its:  President and Chief Executive Officer


                                   /s/ Glen Fuller
                                   ----------------------------------
                                   By: Glen Fuller
                                   Its: Chief Financial and Accounting Officer